Exhibit E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

A. DIRECT DEBT OF THE GOVERNMENT

Table I. Floating Internal Debt at December 31, 2014

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in millions of pesos)
Short-term Treasury Certificates (Cetes)	Various	Various	Ps.	678,684.4	None

Total Floating Internal Debt			Ps.	456,185.4

Table II. Funded Internal Debt at December 31, 2014

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in millions of pesos)

Fixed-Rate Bonds	Fixed	Various	Ps.	2,295,828.3	None
Development Bonds (Bondes D)	Various	Various		232,622.0	None
UDI-denominated Development Bonds (UDI bonds)	Various	Various		1,011,075.6	None
STRIPS of UDI bonds	Various	Various		5,071.1	None
Retirement Saving System Fund (Fondo de Ahorro/SAR)	Various	Various		98,018.4	None
Others(1)	Various	Various		225,319.8	None

Total Funded Internal Debt			Ps.	3,867,935.2

(1)	Includes Ps. 161.5 billion of liabilities associated with social security under the ISSSTE Law. See “Exhibit D—The Economy—Employment and Labor.”

Table III. Net Internal Debt at December 31, 2014

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in millions of pesos)
Total Floating Internal Debt			Ps.	456,185.4
Total Funded Internal Debt				3,867,935.2
Total Net Internal Debt			Ps.	4,324,120.6

Table IV. Funded External Debt at December 31, 2014

Bond Issues at December 31, 2014

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding(2)	Principal Amount Outstanding in U.S. $(2)
					(in thousands)

11.50% Global Bonds due 2026	11.500%	May. 1996	May. 2026	USD	1,750,000	320,945	320,945
11.375% Global Bonds due 2016	11.375%	Sep. 1996	Sep. 2016	USD	1,000,000	1,585,706	1,585,706
Notes due 2017	11.000%	May. 1997	May. 2017	LRA/€	500,000,000	170,914	312,405
Notes due 2019	8.125%	Mar. 2001	Dec. 2019	USD	3,300,000	1,343,671	1,343,671
Notes due 2031	8.300%	Aug. 2001	Aug. 2031	USD	1,500,000	1,179,352	1,179,352
Notes due 2022	8.000%	Sep. 2002	Sep. 2022	USD	1,750,000	611,193	611,193
Notes due 2015	6.625%	Mar. 2003	Mar. 2015	USD	1,000,000	1,226,374	1,226,374
Notes due 2033	7.500%	Apr. 2003	Apr. 2033	USD	1,000,000	823,461	823,461
Notes due 2024	6.750%	Jan. 2004	Feb. 2024	STG	500,000	476,526	742,285
Notes due 2034	6.750%	Sep. 2004	Sep. 2034	USD	1,500,000	2,312,412	2,312,412
Notes due 2020	5.500%	Nov. 2004	Feb. 2020		€750,000	398,988	482,696
Notes due 2015	4.250%	Jun. 2005	Jun. 2015		€750,000	544,786	659,082
Notes due 2017	5.625%	Mar. 2006	Jan. 2017	USD	3,000,000	2,838,532	2,838,532
Notes due 2040	6.060%	Jan. 2008	Jan. 2040	USD	1,500,000	3,906,146	3,906,146
Notes due 2019	5.950%	Dec. 2008	Mar. 2019	USD	2,000,000	1,930,236	1,930,236
Notes due 2019	2.220%	Dec. 2009	Dec. 2019		¥150,000,000	150,000,000	1,252,296
Notes due 2020	5.125%	Jan. 2010	Jan. 2020	USD	1,000,000	2,002,724	2,002,724
Notes due 2017	4.250%	Jul. 2010	Jul. 2017		€850,000	639,182	773,282
Notes due 2020	1.510%	Oct. 2010	Oct. 2020		¥150,000,000	150,000,000	1,252,296
Notes due 2110	5.750%	Oct. 2010	Oct. 2110	USD	1,000,000	2,677,994	2,677,994
Notes due 2022	3.625%	Jan. 2012	Mar. 2022	USD	2,000,000	2,559,254	2,559,254
Notes due 2044	4.750%	Mar. 2012	Mar. 2044	USD	2,000,000	4,463,324	4,463,324
Notes due 2015	1.290%	Jun. 2012	Jun. 2015		¥50,000,000	50,000,000	417,432
Notes due 2017	1.560%	Jun. 2012	Jun. 2017		¥30,000,000	30,000,000	250,459
Notes due 2023	2.750%	Apr. 2013	Apr. 2023		€1,600,000	1,600,000	1,935,680
Notes due 2016	1.160%	Aug. 2013	Aug. 2016		¥48,600,000	48,600,000	405,744
Notes due 2018	1.390%	Aug. 2013	Aug. 2018		¥15,000,000	15,000,000	125,230
Notes due 2019	1.540%	Aug. 2013	Aug. 2019		¥17,000,000	17,000,000	141,927
Notes due 2023	4.000%	Oct. 2013	Oct. 2023	USD	3,900,000	3,900,000	3,900,000
Notes due 2021	3.500%	Jan. 2014	Jan. 2021	USD	1,000,000	1,000,000	1,000,000
Notes due 2045	5.550%	Jan. 2014	Jan. 2045	USD	3,000,000	3,000,000	3,000,000
Notes due 2114	5.625%	Mar. 2014	Mar. 2114	STG	1,000,000	1,000,000	1,557,700
Notes due 2021	2.375%	Apr. 2014	Apr. 2021		€1,000,000	1,000,000	1,209,800
Notes due 2029	3.625%	Apr. 2014	Apr. 2029		€1,000,000	1,000,000	1,209,800
Notes due 2019	8.000%	Jul. 2014	Jul. 2019		¥33,800,000	33,800,000	282,184
Notes due 2024	1.440%	Jul. 2014	Jul. 2024		¥13,900,000	13,900,000	116,046
Notes due 2034	2.570%	Jul. 2014	Jul. 2034		¥12,300,000	12,300,000	102,688
Notes due 2025	3.600%	Nov. 2014	Jan. 2025	USD	2,000,000	2,000,000	2,000,000

Loans from Multilateral Organizations

at December 31, 2014

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Principal Amount Outstanding(3)	Remarks
					(in thousands of dollars)

Loans from the World Bank and the IADB	Fixed ranging from 0.25 to 5.245 and some variable.	Various	Various	C$, Special Drawing Rights, USD, €	$23,563,090		(4)(5)

Loans from Bilateral Organizations

at December 31, 2014

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands of dollars)

Various	Various	Dec. 1995	Various	USD, ¥, €	$2,387,000	$2,019,123
Total Funded External Debt						$78,378,872		(6)

(1)	The currencies are defined as follows: C$, Canadian dollar; LRA, Italian lira; STG, Pound sterling; SDR, Special Drawing Rights; USD, United States dollar; ¥, Japanese yen; and €, Euro.
(2)	Includes reopenings and liability management transactions.
(3)	Includes revaluation because of changes in parity of foreign currencies.
(4)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.
(5)	The direct obligors in respect of U.S. $130,225,000 of these loans are Banobras (U.S. $51,917,000), Bancomext (U.S. $0), NAFIN (U.S. $43,150,000) and Sociedad Hipotecaria Federal (U.S. $35,158,000), acting in their capacities as financing agents for the Government. The Government is the direct borrower of the remainder of these loans (U.S. $23,432,865,000). The outstanding amount of the portion of these loans as to which the Government is not the direct obligor is not included in the total of this Table IV, but rather is included in Table VI.
(6)	This total is expressed in U.S. dollars and differs from the total of all items because some items are expressed in other currencies.

B. DEBT OF BUDGET CONTROLLED AGENCIES AND OTHER PUBLIC SECTOR EXTERNAL DEBT

Table V. External Debt of Budget Controlled Agencies at December 31, 2014

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of dollars)
CFE	$4,210.9	$—
PEMEX	55,352.2	700.0

Total External Debt of Budget Controlled Agencies	$59,563.1	$700.0

Table VI. Other Public Sector External Debt at December 31, 2014(1)

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of dollars)
Financial Sector	$9,723.8	$4,096.6
NAFIN	2,118.5	1,578.6
Banobras	1,755.1	0.0
Bancomext	2,659.7	2,518.0
SHF	2,771.5	0.0
Financiera Rural	370.1	0.0
Bansefi	48.9	0.0

Total	$9,723.8	$4,096.6

(1)	This table includes the national development banks’ and certain commercial banks’ debt that is guaranteed by Mexico, as well as other public sector debt registered with the Dirección de Deuda Pública (Management Office of Public Debt). It does not include the debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the Government is called upon to make a payment under these guarantees.

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